Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On April 17, 2024 (the “Closing Date”), BE Anadarko II, LLC (“BE Anadarko”), a subsidiary of Benchmark Energy II, LLC (together with its subsidiaries, “Benchmark”), a majority-owned subsidiary of the Acacia Research Corporation (the “Company” or “Acacia”) consummated the previously announced transactions contemplated in the Purchase and Sale Agreement, dated February 16, 2024, by and among Benchmark and Revolution Resources II, LLC, Revolution II NPI Holding Company, LLC, Jones Energy, LLC, Nosley Assets, LLC, Nosley Acquisition, LLC, and Nosley Midstream, LLC (collectively, “Revolution”) (the “Purchase Agreement”).

At the closing of transactions pursuant to the Purchase Agreement, among other things, Benchmark acquired certain upstream assets and related facilities (the “Assets”) in Texas and Oklahoma, including approximately 140,000 net acres and an interest in approximately 470 operated producing wells, upon the terms and subject to the conditions of the Purchase Agreement (such purchase and sale, together with the other transactions contemplated by the Purchase Agreement, the “Transactions”) for a purchase price of $145 million in cash (the “Purchase Price”), subject to customary post-closing adjustments. Acacia funded a portion of the Purchase Price and related fees amounting to $59.9 million with cash on hand. The remainder of the Purchase Price was funded by a combination of borrowings under the new revolving credit facility and the remaining being funded through a cash contribution of $15.25 million from other investors. Following closing, the Company’s interest in Benchmark is approximately 73.5%. Revolution II WI Holding Company, LLC ("Revolution II WI") was the holding company for Revolution and the Assets. The Assets represent substantially all of the remaining assets and operations owned by Revolution II WI Holding Company, LLC as of the Closing Date.

The following unaudited pro forma condensed combined financial information are derived from the historical consolidated financial statements of Acacia and Revolution II WI, respectively, and reflects (i) the Transactions, which includes the impacts of (a) acquisition of assets of Revolution II WI by Acacia through Benchmark, (b) the issuance of new revolving credit facility to fund the portion of the Purchase Price, and (c) cash contribution from other investors. Amounts presented in the “Transaction Accounting Adjustments” column reflect the accounting for acquisition of Revolution II WI by Acacia. Amounts presented in the “Financing Adjustments” column represent additional transactions Acacia will undertake to issue new debt.

The unaudited pro forma combined financial information has been prepared using the acquisition of assets method of accounting under U.S. generally accepted accounting principles (US GAAP). The accounting for asset acquisitions is accounted for by using a cost accumulation model, where the cost of the acquisition is allocated to the assets acquired on the basis of relative fair values. The process of valuing the net assets of Revolution II WI, as well as evaluating accounting policies for conformity, is preliminary in nature and subject to change.

The transaction is being accounted for as an asset acquisition under Accounting Standards Codification 805, Business Combinations as substantially all of the fair value of the gross assets acquired was concentrated in a group of similar identifiable assets. The unaudited pro forma condensed combined balance sheet as of December 31, 2023 gives effect to the Transactions as if they had occurred as of December 31, 2023. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2023 give effect to the Transactions as if they had occurred on January 1, 2023.

The unaudited pro forma condensed combined balance sheet and the unaudited pro forma condensed combined statements of operations have been derived from and should be read in conjunction with the following financial statements:

•	The historical audited consolidated financial statements of Acacia as of and for the year ended December 31, 2023; and

•	The historical audited consolidated financial statements of Revolution II WI as of and for the year ended December 31, 2023.

The unaudited pro forma condensed combined financial information was prepared in accordance with Article 11 of Regulation S-X.

The pro forma adjustments are based on available information and upon assumptions that management believes are reasonable in order to reflect, on a pro forma basis, the effect of the Transactions on the historical financial information of Acacia. The adjustments are described in the notes to the unaudited pro forma condensed combined balance sheet and the unaudited pro forma condensed combined statement of operations.

The unaudited pro forma condensed combined financial information is included for informational purposes only. The unaudited pro forma condensed combined financial information should not be relied upon as being indicative of our results of operations or financial condition had the Transactions occurred on the dates assumed. The unaudited pro forma condensed combined financial information also does not project our results of operations or financial position for any future period or date, including, but not limited to, the anticipated realization of ongoing savings from potential operating efficiencies, cost savings, or economies of scale that the combined company may achieve with respect to the combined operations. Specifically, the unaudited pro forma condensed combined statements of operations does not include projected synergies expected to be achieved as a result of the Transactions and any associated costs that may be required to be incurred to achieve the identified synergies. The unaudited pro forma condensed combined statements of operations also exclude the effects of costs of integration activities that may result from the acquisition.

Unaudited Pro Forma Condensed Combined Balance Sheet

For the Year Ended December 31, 2023

(in thousands, except share and per share data)

	Acacia Historical	Revolution II WI Historical	Transaction Adjustments		Financing Adjustments		Reclassification		Combined Pro Formas
ASSETS
Current Assets
Cash and cash equivalents	$340,091	$2,738	$(144,974)	(F)	$81,857	(E)			$281,699
			-	(D)	(10,525)	(H)
			15,250	(G)
			(2,738)	(B)
Equity Securities	63,068	-							63,068
Equity securities without readily determinable fair value	5,816	-							5,816
Equity Method Investment	30,934	-							30,934
Accounts receivable, net	80,555	-							80,555
Oil and gas	-	9,105	(9,105)	(B)					-
Joint interest billings and other	-	2,087	(2,087)	(B)					-
Derivative Assets	-	597	(597)	(B)					-
Inventories	10,921	4,510	(4,510)	(B)					13,506
			2,585	(C)
Prepaid expenses and other current assets	23,127	8,022	(8,022)	(B)					23,127
Total current assets	554,512	27,059	(154,198)		71,332				498,705

Property, plant and equipment, net	2,356	-	353	(C)					2,709
Oil and natural gas properties, net	25,117	112,009	31,976	(C)					197,815
			28,713	(C)
Goodwill	8,990	-							8,990
Other intangible assets, net	33,556	-							33,556
Operating lease, right-of-use assets	1,872	-							1,872
Deferred income tax assets, net	2,915	-							2,915
Derivative assets	-	32	(32)	(B)					-
Other non-current assets	4,227	1,672	(1,672)	(B)	803	(E)			5,030
									-
Total assets	633,545	140,772	(94,860)		72,135				751,592

LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK, AND SHAREHOLDERS' EQUITY									-
Current Liabilities
Accounts Payable	3,261	5,089	(5,089)	(B)					3,261
Accrued expenses and other current liabilities	8,405	4,993	(4,993)	(B)					8,805
			400	(I)
Accrued compensation	4,207	-							4,207
Royalties and contingent legal fees payable	10,786	-	1,949	(D)					12,735
Deferred revenue	977	-							977
Revenue payable	-	7,023	(7,023)	(B)					-
Derivative liabilities	-	7,655	(7,655)	(B)					-
Asset retirement obligation	-	219	1,311	(C)					1,530
Other current liabilities	-	619	(619)	(B)					-
Total current liabilities	27,636	25,598	(21,719)		-				31,515

Deferred revenue, net of current portion	458	-							458
Debt	-	52,500	(52,500)	(B)					-
Asset retirement obligation	-	23,553	3,630	(C)			301	(A)	27,484
Long-term lease liabilities	1,736	-							1,736
Derivative liabilities	-	3,338	(3,338)	(B)					-
Revolving credit facility	10,525	-			82,660	(E)			82,660
					(10,525)	(H)
Other long-term liabilities	3,581	326	(326)	(B)			(301)	(A)	3,280
Total liabilities	43,936	105,315	(74,253)		72,135				147,133

Commitments and contingencies									-

Series A redeemable convertible preferred stock	-	-							-

Stockholder's equity
Preferred stock, par value $0.001 per share; 10,000,000 shares authorized; no shares issued or outstanding	-	-							-
Common stock, par value $0.001 per share; 300,000,000 shares authorized; 99,895,473 shares issued and outstanding as of December 31, 2023	100	-							100
Treasury stock, at cost, 16,183,703 shares as of December 31, 2023	(98,258)	-							(98,258)
Additional paid-in capital	906,153	-							906,153
Members' Equity		35,457	(35,457)	(B)					-
Accumulated deficit	(239,729)	-	-	(D)	-	-			(240,129)
			(400)	(I)
Total Acacia Research Corporation stockholders' equity	568,266	35,457	(35,857)		-				567,866

Noncontrolling interests	21,343	-	15,250	(G)	-				36,593

Total stockholers' equity	589,609	35,457	(20,607)		-				604,459

Total liabilities, redeemable convertible preferred stock and stockholders' equity	$633,545	$140,772	$(94,860)		$72,135				$751,592

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Year Ended December 31, 2023

(in thousands, except share and per share data)

	Acacia Historical	Revolution II WI Historical	Transaction Adjustments		Financing Adjustments		Reclassifications		Combined Pro Formas
Revenues
Intellectual property operations	$89,156	$-							$89,156
Industrial operations	35,098	-							35,098
Energy operations	848	-					$56,983	(AA)	57,831
Oil sales	-	49,363	$(12,277)	(BB)			(37,086)	(AA)	-
Natural gas sales	-	4,918	(230)	(BB)			(4,688)	(AA)	-
Natural gas liquid sales	-	23,707	(8,498)	(BB)			(15,209)	(AA)	-
Other income	-	1,511	(1,511)	(BB)					-
Total revenues	125,102	79,499	(22,516)		-		-		182,085

Costs and expenses
Cost of revenues- intellectual property operations	34,164	-							34,164
Cost of revenues- industrial operations	18,009	-							18,009
Cost of revenues- energy operations	656	-					46,871	(AA)	47,527
Production Costs	-	29,577	(4,458)	(BB)			(25,119)	(AA)	-
Production taxes and deductions	-	4,291	(1,365)	(BB)			(2,926)	(AA)	-
Exploration expenses	-	23					(23)	(AA)	-
Engineering and development expenses- industrial operations	735	-							735
Sales and marketing expenses- industrial operations	6,908	-							6,908
Depletion, depreciation, amortization and accretion	-	12,941	(12,941)	(CC)			(18,803)	(AA)	-
			17,367	(CC)
			1,436	(CC)
Loss (gain) on divestiture of oil and gas properties	-	56,803	(56,803)	(FF)					-
General and administrative expenses	43,694	365	-	-					44,059
			-	-
Other	-	47							47
Total operating expenses	104,166	104,047	(56,764)		-		-		151,449

Operating income (loss)	20,936	(24,548)	34,248		-		-		30,636

Other income (expense)
Equity securities investments:
Change in fair value of equity securities	31,423	-							31,423
(Loss) gain on sale of equity securities	(10,930)	-							(10,930)
Earnings on equity investment in joint venture	4,167	-							4,167
Net realized and unrealized gain (loss)	24,660	-							24,660
Change in fair value of the Series A and B warrants and embedded derivatives	8,241	-			-				8,241
Gain (loss) on foreign currency exchange	53	-							53
Gain (loss) on derivatives, net	-	15,001	(15,001)	(BB)					-
Gain on investment	-	3,162	(3,162)	(BB)					-
Interest expense	(1,930)	(6,582)	6,582	(BB)	(7,542)	(EE)			(9,472)

Interest income and other, net	15,466	35	(35)	(BB)	133	(DD)			15,599
Total other income (expense)	46,490	11,616	(11,616)		(7,409)		-		39,081

Income (loss) before income taxes	67,426	(12,932)	22,632	(BB)	(7,409)				69,717
Income tax benefit	1,504	-	(400)	(HH)					1,104

Net income (loss) including noncontrolling interests in subsidiaries	68,930	(12,932)	22,232		(7,409)		-		70,821
Net income attributable to noncontrolling interests in subsidiaries	(1,870)		(2,242)	(GG)	1,963	(GG)			(2,148)
Net income attributable to common stockholders	$67,060	$(12,932)	$19,991		$(5,446)		-		$68,673

Income (loss) per share
Net income (loss) attributable to common stockholders - Basic	$55,140
Weighted average number of shares outstanding - Basic	75,296,025
Basic net income (loss) per common share	$0.73

Net income (loss) attributable to common stockholders - Diluted	$53,208
Weighted average number of shares outstanding - Diluted	92,411,818
Diluted net income (loss) per common share	$0.58

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1. Basis of Presentation

The unaudited pro forma condensed combined financial information was prepared in accordance with Article 11 of Regulation S-X, and presents the pro forma financial condition and results of operations of Acacia based upon the historical financial information of Acacia and Revolution II WI after giving effect to the Transactions and related adjustments set forth in the notes to the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined balance sheet as of December 31, 2023, gives effect to the Transactions as if they had occurred on December 31, 2023. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2023, give effect to the Transactions as if they had occurred on January 1, 2023.

The unaudited pro forma condensed combined financial information has been prepared assuming the acquisition of assets method of accounting in accordance with GAAP. Under this method, Revolution II WI’s assets and liabilities as of the date of the Transactions will be recorded at their allocated relative fair value basis. The costs of the Transactions, which were direct and incremental, are also capitalized as a component of the purchase price. The unaudited pro forma financial information is based on preliminary accounting conclusions and are subject to potential revisions with further analysis.

The pro forma adjustments represent management’s estimates based on information available as of the date of this filing and are subject to change as additional information becomes available and additional analyses are performed. Acacia management considers this basis of presentation to be reasonable under the circumstances.

2. Notes to Unaudited Pro Forma Condensed Combined Balance Sheet

The following adjustments were made related to the unaudited pro forma condensed combined balance sheet as of December 31, 2023:

A.	The following reclassifications were made to conform Revolution II WI’s financial statement presentation to Acacia’s financial statement presentation:

•	The reclassification of $0.3 million of Acacia’s Other Long-Term Liabilities to Asset Retirement Obligation.

B.	As a part of the acquisition, Benchmark only acquired the oil and gas interests of Revolution II WI. No other assets or liabilities were assumed as a part of the transaction and therefore have been removed from Revolution II WI’s historical balances.

C.	Reflects the purchase price allocation adjustments to record Revolution II WI’s assets and liabilities at their relative fair value based on the cash consideration conveyed, inclusive of oil and gas properties, property, plant, and equipment and asset retirement obligation of $28.7 million. The asset retirement obligation adjustment is recorded to reflect the future cash flows to retire the oil and gas properties upon the end of their useful life. Additionally, the asset retirement costs were capitalized as a part of the initial recognition.

D.	Reflects the recognition of a $1.9 million liability related to the suspense fund, which relate to the historical royalties payable from the operator where the owner of the mineral interests cannot be identified, or there are questions as to the ownership of the mineral interests.

E.	Reflects the issuance and drawdown of $82.7 million of new revolving credit facility. The funds from the new revolving credit facility were used in part to fund the acquisition and in part to paydown the existing credit noted at adjustment (H). The debt issuance costs of $0.8 million will be deferred and amortized over the term of the credit facility.

F.	Reflects the cash paid by Benchmark of $145 million, inclusive of transaction costs. To fund the transaction, Acacia made a contribution to Benchmark in the amount of $59.9 million to increase their ownership within their subsidiary. The $59.9 million contribution to Benchmark increased Acacia’s ownership in Benchmark from 50.4% to 73.5%.

G.	Reflects the $15.25 million noncontrolling interest contribution by third parties to fund the acquisition of Revolution.

H.	Reflects the payoff of the $10.525 million on the existing West Texas National Bank Facility.

I.	Reflect the $0.4 million income tax payable recognized as a result of the acquisition of Revolution.

3. Notes to Unaudited Pro Forma Condensed Combined Statement of Operations

The following adjustments were made related to the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2023:

AA.	The following reclassifications were made to conform Revolution II WI’s financial statement presentation to Acacia’s financial statement presentation:

•	The reclassification of $37.1 million of Revolution II WI’s Oil Sales to Energy Operations.

•	The reclassification of $4.7 million of Revolution II WI’s Natural Gas Sales to Energy Operations.

•	The reclassification of $15.2 million of Revolution II WI’s Natural Gas Liquids Sales to Energy Operations.

•	The reclassification of $25.1 million of Revolution II WI’s Production Costs to Cost of Revenues – Energy Operations.

•	The reclassification of $2.9 million of Revolution II WI’s Production Taxes and Deductions to Cost of Revenues – Energy Operations.

•	The reclassification of $0.02 million of Revolution II WI’s Exploration Expenses to Cost of Revenues – Energy Operations.

•	The reclassification of $18.8 million of Revolution II WI’s Depletion, Depreciation, Amortization and Accretion to Cost of Revenues – Energy Operations.

BB.	Reflects the elimination of the revenue-generating activities from Revolution II WI which were generated by assets during 2023 which were divested by Revolution II WI in 2023 as well as other activities not acquired by the Company.

CC.	Reflects the adjustment to remove the historical depletion and accretion expense related to the Revolution II WI’s historical statement of operations and record the expected depletion and accretion expense related to the oil and gas properties acquired and the asset retirement obligation recognized by Benchmark at adjustment (C).

DD.	Reflects the adjustment to remove the historical interest expense associated with the West Texas National Bank Facility paid off at adjustment (H).

EE.	Reflects interest expense related to the issuance of new revolving credit facility, as presented at adjustment (E), calculated based on an estimated interest rate of 8.8%. An increase or decrease in the interest rate of 50 basis points would result in an increase or decrease in interest expense of $0.4 million for the year ended December 31, 2023. This adjustment also includes the amortization of debt issuance costs of $0.8 million over the estimated three-year period of the credit facility.

FF.	Represents the elimination of the loss on divestiture of oil and gas properties of $56.8 million.

GG.	Reflects the adjustment to net income attributable to noncontrolling interests. After the transaction, Acacia’s interest in Benchmark increased from 50.4% to 73.5%.

HH.	Represents the $0.4 million income tax-related impact of the acquisition of Revolution.

Note Prior to Acacia's acquisition Revolution II WI was not a taxpaying entity for federal income tax purposes and, accordingly, it did not recognize any expense for such taxes. The federal income tax liability resulting from Revolution II WI’s activities were the responsibility of Revolution II WI’s members. The income tax adjustment recorded relates to the income that would have been allocated to Acacia at the Corporate Statutory Income Tax Rate.

4. Unaudited Pro Forma Net Income Per Share

Acacia computes unaudited pro forma basic net income per share attributable to common stockholders using the two-class method required for capital structures that include participating securities. Under the two-class method, securities that participate in non-forfeitable dividends, such as the Acacia’s outstanding unvested restricted stock and Series A Redeemable Convertible Preferred Stock, are considered participating securities and are allocated a portion of the Acacia’s earnings.

Unaudited basic net income per share of common stock is computed by dividing unaudited pro forma net income attributable to common stockholders by the weighted average number of shares of common stock outstanding for the period. Unaudited pro forma diluted net income per share of common stock is computed by dividing unaudited pro forma net income attributable to common stockholders by the weighted average number of common and dilutive common equivalent shares outstanding for the period using the treasury stock method or the as-converted method, or the two-class method for participating securities, whichever is more dilutive.

For the Twelve Months Ended
(In thousands, except share and per share data)	December 31, 2023
Numerator
Pro forma net profit (loss) - basic and diluted	68,673
Less:
Dividend on Series A redeemable convertible preferred stock	(1,400)
Accretion of Series A redeemable convertible preferred stock	(3,230)
Return on Settlement of Series A redeemable covertible preferred stock	(3,377)
Undistributed earnings allocated to participating securities	(3,913)
Net earnings (loss) allocated to common shares	56,753

Denominator
Pro forma weighted average shares of common stock outstanding - basic	75,296,025
Pro forma basic earnings (loss) per share	0.75
Add:
Interest expense associated with Starboard Notes	1,518
Undistributed earnings allocated to participating securities	3,913
Less:
Change in fair value and gain on exercise of dilutive Series B warrants	(4,287)
Reallocation of undistributed earnings to participating secutities	(3,076)
Net earnings (loss) allocated to common shares - diluted	54,821

Denominator
Pro forma weighted average shares of common stock outstanding - basic	92,411,818
Pro forma basic earnings (loss) per share - diluted	0.59

5. Pro Forma Standardized Measure of Oil and Gas (“SMOG”) Disclosure

Prior to the acquisition of Revolution II WI, Acacia held only one investment in an oil and gas producing company, which was their investment in Benchmark. Benchmark’s oil and gas producing operations were not significant to Acacia as of December 31, 2023. Upon the acquisition of Revolution II WI, Acacia’s interest in Revolution II WI’s oil and gas producing operations were deemed significant to the company and therefore standardized measure of oil and gas (“SMOG”) disclosures are required to be presented. See Footnote 13. Supplemental Information on Oil and Natural Gas Properties (Unaudited) to Exhibit 99.1 to the Form 8-K/A to which these unaudited pro forma condensed combined financial statements relate for Revolution II WI’s SMOG disclosures as of December 31, 2023.